SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

                         Date of Report - April 28, 1998
                        (Date of earliest event reported)

                               MEDIQ INCORPORATED
             (Exact name of registrant as specified in its charter)

          Delaware                         1-8147                51-0219413
(State or other jurisdiction of   (Commission file number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)

                  One MEDIQ Plaza, Pennsauken, New Jersey 08110
               (Address of principal executive offices, zip code)

                            Area Code (609) 662-3200
                               (Telephone number)
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Item 5. Other Events.

On April 24, 1998, MEDIQ/PRN entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with CH Industries, Inc. ("CHI"), certain direct and indirect subsidiaries of CHI and certain other parties, including CH Medical, Inc. and subsidiaries, (collectively, the "Sellers") to purchase certain of the assets and rights of the Sellers (the "CH Medical Business") including, but not limited to, inventory, rental equipment and other tangible property, intellectual property rights, key records (including customer lists, customer files, supplier information) and certain contract rights (the "CHI Acquisition") for a purchase price of approximately $50.0 million in cash, including related costs and expenses, and the assumption of certain specified obligations related to the acquired assets.

CHI is a Texas-based corporation which has specialized in the development of various medical products utilized in patient care treatment and therapy for over thirty years. In addition to its development of medical products, CHI is a national sales, rental and service corporation specializing in patient beds, overlays, mattress replacement systems, pressure relieving pads and surfaces and other therapeutic support surfaces with approximately 75 business locations nationwide. CHI has, among other things, developed technology used in the manufacture of beds and frameless systems for hospitals, extended care facilities and homes to effectively treat the severe conditions and complications inherent to patients who are bed confined. CHI offers a complete line of portable pressure relieving products to provide hospitals and extended care facilities with an array of bed therapies in a cost effective manner. The assets acquired under the Asset Purchase Agreement involve only the Sellers' assets related to the manufacture, sales and rental of beds and other support surfaces and do not include the Sellers' other fabrication businesses.

The obligations of MEDIQ/PRN under the Asset Purchase Agreement are conditioned upon receipt of all statutory and regulatory consents and approvals under the laws or regulations of the United States necessary to permit the consummation of the acquisition and necessary to own and operate the acquired assets, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Accordingly, on April 2, 1998, MEDIQ/PRN and the Sellers each filed a notification report together with requests for early termination of the waiting period under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division in respect of the transaction and on April 13, 1998, the FTC and the Antitrust Division granted early termination of the waiting period under the HRS Act in respect of the transaction. In addition to approval under the HSR Act, the obligations of MEDIQ/PRN under the Asset Purchase Agreement are also subject to, among other things, the fulfillment or waiver of the following conditions:

     (a) The representations and warranties made by the Sellers and qualified by the words "material" or "material adverse effect" or like words shall be true and correct, and the representations and warranties not so qualified shall be true in all material respects as of the closing.

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     (b) The Sellers shall have performed and complied with all covenants, agreements, and conditions required by the Asset Purchase Agreement to be performed or complied with by them prior to or at the closing.

     (c) The consents necessary or advisable to transfer the acquired assets and for MEDIQ/PRN to operate the business from and after the closing shall have been secured in a form reasonably satisfactory to MEDIQ/PRN.

     (d) There shall not have been any material adverse effect in respect of the acquired assets or the acquired business prior to the closing.

     (e) All of the liens and other encumbrances (excluding certain permitted exceptions) outstanding on any of the acquired assets shall have been terminated and released prior to or at the closing.

     (f) There shall not be any order of any court or administrative agency in effect which restrains or prohibits the transactions contemplated by the Asset Purchase Agreement or which would materially limit or adversely affect MEDIQ/PRN's ownership or control of any of the acquired assets or the acquired businesses, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, (i) challenging any of the transactions contemplated by the Asset Purchase Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) which might have a material adverse effect on the acquired assets or on the business, prospects or condition (financial or otherwise) of the Sellers.

     (g) MEDIQ/PRN shall have completed arrangements for the financing of the purchase of the acquired assets on terms and conditions to MEDIQ/PRN's sole satisfaction and it shall have received the proceeds thereof.

All obligations of the Sellers under the Asset Purchase Agreement are subject to, among other things, the fulfillment or waiver prior to or at the closing, of the following conditions.

     (a) The representations and warranties made by MEDIQ/PRN in the Asset Purchase Agreement and qualified by the words "material" or "material adverse effect" or like words shall be true and correct, and the representations and warranties not so qualified shall be true in all material respects as of the closing.

     (b) MEDIQ/PRN shall have performed and complied with all covenants, agreements and conditions required by the Asset Purchase Agreement to be performed or complied with by it prior to or at the closing.

In addition to the foregoing, the Asset Purchase Agreement contains certain covenants by the Sellers including, but not limited to, conduct of the business prior to the effective time; corporate name changes after the effective time; cooperation; obtaining of necessary consents; confidential information; no solicitation of alternative transactions; non-competition provisions; delivery of interim financial statements; access to the Sellers' books and records; and termination of certain agreements. The Asset Purchase Agreement also contains covenants made by MEDIQ/PRN, including, but not limited to, cooperation and employee hiring and other employee related matters.

Provided all of the conditions to the closing have been satisfied or waived, it is anticipated that the closing of the CHI Acquisition will take place on a date which is the earlier of (i) 8 days after the closing of the Merger by and among Bruckmann, Rosser, Sherrill & Co., Inc. and MEDIQ Incorporated (the "Merger"), or; (ii) the fiftieth day after the Registration Statement on Form S-4 relating to the Merger has been declared effective. The consummation of the Merger is not conditioned upon the closing of the CHI Acquisition, and the CHI Acquisition is not conditioned upon the consummation of the Merger.

There can be no assurance that the Company will ultimately consummate the CHI Acquisition or that, if consummated, the terms of the CHI Acquisition will be described herein. The Company presently expects to finance the purchase price of the CHI Acquisition with $50.0 million of Term Loans under a new credit facility to be entered into as a result of the Merger.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

        Exhibit 2 - Asset Purchase Agreement.

        Exhibit 23 - Consent of BDO Seidman, LLP Independent Certified
                         Public Accountants

        Exhibit 99.1 Press Release dated April 27, 1998.

        Exhibit 99.2 - Audited Financial Statements of CH Medical, Inc.
                         and Subsidiaries.

                       Statements of Income for the three years ended August 31,
                         1997. Balance Sheets as of August 31, 1997 and 1996.

                       Statements of Cash Flows for the three years ended August
                         31, 1997.

        Exhibit 99.3 - Unaudited Financial Statements of CH Medical, Inc.
                         and Subsidiaries.

                       Statements of Income for the three months ended November
                         30, 1997 and 1996. Balance Sheets as of November 30, 1997 and August 31, 1997.

                       Statements of Cash Flows for the three months ended
                         November 30, 1997.

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                      MEDIQ INCORPORATED AND SUBSIDIARIES

                                   SIGNATURE



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                        MEDIQ Incorporated
                                                        ------------------
                                                           (Registrant)

April 28, 1998
--------------
    (Date)

                                                \s\  Jay M. Kaplan
                                                -----------------------
                                                Jay M. Kaplan
                                                Senior Vice President-Finance
                                                  and Chief Financial Officer